Exhibit 10.11

Research and Development Entrustment Contract

Entrusting Party: Fujian Blue-Touch Technology Co., Ltd. (hereinafter referred to as "Party A")

Address: Airport Industrial Zone, Fuzhou City (Changle Hunan Section)

Entrusted Party: Xiamen Di En An Biotechnology Co., Ltd. (hereinafter referred to as "Party B")

Address: 819 Hubin Road South, Siming District, Xiamen City

After friendly negotiation between Party A and Party B, this contract was signed in Changle District, Fuzhou City, Fujian Province on March 30, 2024, regarding matters related to Party A entrusting Party B to develop the products of Blue-Touch.

I. Subjects of entrustment

See attached table for details.

II. R&D process and deadline

From the date of signing this contract, Party B will conduct R&D according to the progress requirements listed in the attached table. If Party A makes changes to the progress or requirements of the products listed in the attached table, Party B shall be notified in a timely manner.

The term of this entrustment contract is from April 1, 2024 to March 31, 2025, unless specified otherwise.

III. Entrustment fees and method of payment

1. The total entrustment fees are RMB (in capital letters): ONE MILLION TWO HUNDRED THOUSAND YUAN (¥: 1,200,000.00). Such fees include all expenses involved in the R&D of Party B, including but not limited to equipment fees, material fees, energy fees, labor fees, exchange and cooperation fees, travel expenses, document preparation fees, testing and laboratory fees, related taxes, etc. There is no need for Party A to pay any other fees to Party B and its staff for this entrusted R&D matter.

2. The payment method for entrustment fees is as follows:

R&D expenses are paid every three months in four installments:

(1) Pay RMB 300,000 yuan within 15 days from the date of signing this contract;

(2) Pay RMB 300,000 yuan before September 30, 2024;

(3) Pay RMB 300,000 yuan before December 31, 2024;

(4) Pay RMB 300,000 yuan before March 31, 2025;

IV. Delivery of R&D results and technical services

1. Delivery: Party B shall submit research and development results to Party A on the date agreed in this contract, including but not limited to formulas, processes, inspection reports, and various technical documents or patented technologies resulting from the R&D.

2. Technical services: Party B shall provide necessary technical consultation, technical guidance and other related technical services before the delivery of R&D results and within a reasonable period after delivery to ensure that Party A can normally apply and use the R&D results and provide necessary assistance during production of the products. At Party A's request, Party B shall train Party A's staff related to the R&D results within a reasonable period.

V. Ownership and use of R&D results

1. Both parties unanimously confirm that all relevant intellectual property rights of the products, technologies, and formulas developed by Party B under this entrustment contract belong to Party A unconditionally, including but not limited to patent application rights, patent rights, proprietary technologies, technical secrets, etc. At the same time, Party B shall ensure that Party A's possession and use of the R&D results will not constitute any infringement to any third party.

2. After the delivery of R&D results is completed, Party B shall not retain any technical data related to the R&D results, except for those necessary to provide technical services to Party A.

3. Party B shall not use the R&D results on its own; if Party B has such demand, Party B shall negotiate with Party A, and Party A shall allow Party B to use the R&D results for a fee in the authorized ways.

4. Party B shall not authorize any third party to use the R&D results.

5. In particular, Party B shall take necessary measures (such as signing non-compete agreements, confidentiality agreements and other relevant agreements) to ensure that its employees (especially technical employees related to the R&D results) shall comply with the provisions of this article when they are employed by Party B and within at least two years after the termination of their labor relationship with Party B. Otherwise, Party B shall bear joint guarantee responsibility for the adverse legal consequences arising from breaking the contract by such employees.

VI. Confidentiality

1. Party B shall strictly keep confidential all information related to the R&D results, including but not limited to technical parameters, design plans, technical secrets, material formulas, etc., and shall not disclose it to any third party.

2. Regarding the confidentiality obligations involved in this article, the term is not limited by the term of this contract. Party B shall abide by it for a long time until such confidential information becomes public.

3. If Party B needs to disclose confidential information to the public in accordance with relevant laws and regulations, Party B shall ensure that its disclosure is within the minimum scope permitted by laws and regulations.

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4. In particular, Party B shall take necessary measures (such as signing non-compete agreements, confidentiality agreements and other relevant agreements) to ensure that its employees (especially technical employees related to the R&D results) shall comply with the provisions of this article regarding confidentiality when they are employed by Party B and within at least two years after the termination of their labor relationship with Party B. Otherwise, Party B shall bear joint guarantee responsibility for the adverse legal consequences arising from breaking the contract by such employees.

VII. Liabilities for breach of contract

1. If Party B is unable to deliver the R&D results on time, except for Party A's factors or force majeure, Party B shall pay Party A liquidated damages for delay, which shall be 14% of the total entrustment fees.

2. After inspection by Party A and after giving Party B a reasonable period for improvement, if the final and confirmed R&D results are partially or completely inconsistent with the conditions and objectives stipulated in this contract, Party B shall return part or all of the funds for entrusted R&D paid by Party A in proportion.

3. If Party A delays payment of entrustment fees, causing stagnation or delay in research and development work, Party B shall not bear relevant responsibilities.

4. After Party B completes the R&D work and sends a formal delivery notice to Party A, if Party A fails to accept the R&D results one month overdue without justifiable reasons, Party B has the right to transfer or sell the R&D results to a third party and require Party A to pay liquidated damages equivalent to 14% of the entrustment fees.

5. In addition to the above breaches of the contract, any party's violation of any agreement in this contract (especially the articles of "Ownership and use of R&D results" and "Confidentiality") shall constitute a breach of the contract, and the breaching party shall compensate the non-breaching party for all damages caused thereby, including direct losses and indirect losses (anticipated profits, etc.).

VIII. Termination and modification of contract

1. The parties to the contract may modify or terminate the contract in accordance with relevant laws and regulations or the provisions of this contract. When one party requests to modify or terminate the contract, the original contract remains valid until a new contract is reached.

2. This contract can be modified or terminated only after consensus reached by both parties. If one party unilaterally requests to modify or terminate the contract, all losses caused to the other party (including direct losses and indirect losses such as anticipated benefits) shall be borne by that party.

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IX. Force majeure

1. Force majeure refers to objective circumstances and government actions that cannot be foreseen, avoided and overcome by both parties when this contract is signed. No party to this contract shall be responsible for the delay or inability to perform any of its obligations under this contract due to force majeure.

2. In the event of force majeure, the affected party shall notify the unaffected party in writing within fifteen days, and shall make its reasonable efforts to resume performance of this contract as soon as possible after force majeure ceases. The affected party's time of performance shall be extended by a period equal to the period lost due to force majeure. The period of time lost shall be made up by expediting performance, as the case may be.

X. Legal jurisdiction and dispute resolution

1. If a dispute over the contract arises between Party A and Party B, it should be resolved through negotiation based on the principles of mutual understanding and mutual respect, and in a peaceful and friendly manner.

2. If negotiation fails, a lawsuit will be filed with the court where Party A is located in accordance with the law.

XI. Other agreed matters

1. This contract shall take effect from the date of signing by both parties.

2. Any matters not mentioned herein shall be negotiated by Party A and Party B, and a written supplementary agreement shall be signed.

3. This contract is done in duplicate with the same legal effect, either of which shall be held by both parties respectively.

Party A (seal):	Party B (seal):

Authorized representative (signature):	Authorized representative (signature):

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